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                                                                      EXHIBIT 11


                       3CI COMPLETE COMPLIANCE CORPORATION
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)


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
                                                        FOR THE             FOR THE             FOR THE             FOR THE
                                                  THREE MONTHS ENDED  THREE MONTHS ENDED   SIX MONTHS ENDED     SIX MONTHS ENDED
                                                        MARCH 31,           MARCH 31,           MARCH 31,           MARCH 31,
                                                          1999                1998                1999                1998
                                                  ------------------  ------------------   ----------------     ----------------
Weighted average common shares outstanding
  - basic earnings per share                            9,197,658           9,160,147           9,200,138           9,106,659

Common stock issuable upon assumed conversion
  - of stock options and warrant                        7,750,000                  --           7,750,000                  --
                                                       ----------          ----------          ----------          ----------

Adjusted weighted average common shares
  outstanding - diluted earnings per shares            16,947,658           9,160,147          16,950,138           9,106,659
                                                       ==========          ==========          ==========          ==========

Net income                                                662,656              23,728             516,466             (99,772)
                                                       ==========          ==========          ==========          ==========

Net income per share - basic                                 0.07                0.01                0.06               (0.01)
                                                       ==========          ==========          ==========          ==========

Net income per -share diluted                                0.04                0.01                0.03               (0.01)
                                                       ==========          ==========          ==========          ==========
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